FS March 31 2003

Stream Communications Network, Inc.
Consolidated Balance Sheets
March 31, 2003 and December 31, 2002
(in Canadian dollars)

	March 31, 2003	December 31, 2002
ASSETS
Current Assets
Cash and cash equivalents	$139,492	$394,234
Accounts receivable	219,584	221,346
Inventory	12,173	14,373
Prepaid expenses and advances	207,170	74,330
	578,419	704,283

Deposits	162,215	188,493
Property, plant and equipment (note 3)	7,966,609	9,201,575
Intangibles - (note 4)	4,684,947	5,469,354
Deferred charges - (note 5)	2,189,355	2,019,261
	$15,581,545	$17,582,966
LIABILITIES
Current Liabilities
Accounts payable and accrued liabilities (note 7)	$4,228,920	$4,611,418
Deferred revenue	156,192	187,672
Current portion of long-term debt (note 6)	75,007	108,825
	4,460,119	4,907,915

Long-term debt (note 6)	20,305	52,975
Non-controlling interest	836,777	888,259
	5,317,201	5,849,149
SHAREHOLDERS' EQUITY
Capital stock
Authorized
150,000,000 common shares of no par value
Issued and fully paid (note 8)	31,229,685	31,229,685
Contributed surplus	96,041	96,041
Subscriptions received	506,970	-
Warrants	2,740,669	2,740,669
Cumulative translation account	1,521	1,437,814
Deficit	(24,310,542)	(23,770,392)
	10,264,344	11,733,817

	$15,581,545	$17,582,966

signed by "Stan Lis"	signed by "Casey Forward"
President	Chief Financial Officer

Stream Communications Network, Inc.
Consolidated Statements of Operations and Deficit
For the three months ended March 31
(in Canadian dollars)

	For the three months ended March 31, 2003	For the three months ended March 31, 2002

Revenues	$1,015,972	$911,367

Administration and services	300,914	794,351
Wages and benefits	344,192	163,766
Programming	212,899	178,951
Telecommunications costs	226,087	17,109
Occupancy costs	106,859	31,760
Sales and marketing	51,411	47,931
	1,242,362	1,233,868
Loss before undernoted items	(226,390)	(322,501)

Amortization of property, plant and equipment	200,069	227,899
Amortization of intangibles and goodwill	70,761	-
	270,830	227,899
Loss before other items	(497,220)	(550,400)
Other items
Interest income	(9,574)	(2,284)
Financial expenses	47,206	201,428
	37,632	199,144
Loss from continuing operations before non-controlling interest	(534,852)	(749,544)

Non-controlling interest	5,298	(22,140)

Loss from continuing operations for the period	(540,150)	(727,404)
Loss from discontinued operations (note 2)	-	(2,349,735)
Net loss for the period	(540,150)	(3,077,139)

Deficit, beginning of period	(23,770,392)	(17,781,190)

Deficit, end of period	$(24,310,542)	$(20,858,329)

Loss per share, basic and diluted
Continuing operations	$(0.02)	$(0.04)
Discontinued operations	-	(0.08)
Loss per share	$(0.02)	$(0.12)

Weighted average number of shares
Basic and diluted	29,003,149	27,770,205

Stream Communications Network, Inc.
Consolidated Statements of Cash Flows
For the three months ended March 31
(in Canadian dollars)

	For the three months ended March 31, 2003	For the three months ended March 31, 2002

Operating Activities
Net loss from continuing operations	$(540,150)	$(727,404)
Items not involving cash
Amortization	270,830	227,899
Non-controlling interest	5,298	(22,140)
Change in non-cash working capital	(264,022)	(521,645)
Accounts receivable	(24,275)	21,437
Inventory	476	3,335
Prepaid expenses and advances	(150,234)	(39,585)
Accounts payable and accrued liabilities	(7,042)	(245,738)
Deferred revenue	(9,164)	116,186
Net cash used in operating activities	(454,261)	(666,010)
Net cash provided (used) by discontinued operating activities	-	(231,351)
Net cash provided (used) by operating activities	(454,261)	(897,361)

Financing Activities
Issuance of shares for cash	-	1,936,728
Share subscription	506,970	-
Long-term debt	(50,094)	-
Net cash provided from continuing financing activities	456,876	1,936,728
Net cash provided from discontinued financing activities	-	-
Net cash provided from financing activities	456,876	1,936,728

Investing Activities
Purchase of property, plant and equipment	(79,174)	(15,479)
Acquisition of subsidiary	-	(724,708)
Deferred charges	(170,038)	(84,268)
Net cash used in continuing investing activities	(249,212)	(824,455)
Net cash used in discontinued investing activities	-	60,583
Net cash used in investing activities	(249,212)	(763,872)

Foreign exchange effect on cash	(8,145)	(66,031)

Change in cash and cash equivalents	(254,742)	209,464

Cash and cash equivalents at beginning of period	394,234	215,273

Cash and cash equivalents at end of period	$139,492	$424,737